Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 18, 2024, relating to the consolidated financial statements and schedule of SmartStop Self Storage REIT, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.
Costa Mesa, California
May 14, 2024